Exhibit 99.1

ENZON
PHARMACEUTICALS                                            For Immediate Release
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PRESS RELEASE                         Contact:  Susan M. Mesco
                                                Director, Investor Relations
                                                (908)541-8777

                                                Euro RSCG Life NRP
                                                Mark R. Vincent, Media Relations
                                                (212)845-4239

                 DR. GORAN ANDO JOINS ENZON'S BOARD OF DIRECTORS

Bridgewater, NJ - November 15, 2004 - Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) today announced that Dr. Goran Ando has been appointed to the Company's Board of Directors.

Dr. Ando brings over 25 years of industry experience to Enzon. Since April 2003, he has served as Chief Executive Officer of Celltech Group plc (LSE: CCH; NYSE:
CLL), one of Europe's largest biotechnology companies. Prior to joining Celltech in April 2003, Dr. Ando served in various senior R&D posts at Pharmacia Corporation. In his most recent role at Pharmacia, Dr. Ando was Executive Vice President and President of R&D and also had executive responsibilities for manufacturing and business development. Prior to his most recent role with Pharmacia, Dr. Ando held various executive positions including, Executive Vice President & Deputy Chief Executive Officer, Pharmacia AB, Sweden; Executive Vice President, Worldwide Science & Technology, Pharmacia & Upjohn, UK; and Chairman, Pharmacia & Upjohn AB, Sweden. Prior to joining Pharmacia, Dr. Ando held various senior posts with Glaxo Ltd., Bristol Myers International Group, and Pfizer International.

Dr. Ando received his M.D. from Linkoping University in Sweden and currently sits on the board of the BioIndustry Association in the UK.

"We are exceptionally pleased to have Dr. Goran Ando join Enzon's Board of Directors," said Jeffrey H. Buchalter, non-executive chairman of Enzon's board of directors. "His extensive industry experience and successful track record in the discovery and development of pharmaceuticals will be of tremendous strategic value to Enzon."

About Enzon

Enzon Pharmaceuticals is a biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutics to treat life-threatening diseases. The Company has developed or acquired a number of marketed products, including PEG-INTRON(R), marketed by Schering-Plough, and ABELCET(R), ONCASPAR(R), ADAGEN(R), and DEPOCYT(R), marketed in North America by Enzon's specialized sales force. Enzon's science-driven strategy includes an extensive drug development program that leverages the Company's macromolecular engineering technology platforms, including PEG modification and single-chain antibody (SCA(R))

                                     -more-

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                     685 Route 202/206 Bridgewater, NJ 08807
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com


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                                                              Enzon Board/Page 2

technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional marketed products and promising clinical compounds. Enzon has several drug candidates in various stages of development, independently and with partners, including MARQIBO(R) (formerly referred to as Onco TCS), for which a U.S. marketing application is currently being reviewed by the FDA for the treatment of relapsed aggressive non-Hodgkin's lymphoma. Further information about Enzon and this press release can be found on the Company's web site at www.enzon.com.

The forward-looking statement contained herein is not based on historical fact, but on expectations regarding the future. The statement is subject to known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments discussed above. Such factors include those described in Enzon's Form 10-K and Forms 10-Q on file with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information in this press release is as of November 15, 2004 and the Company undertakes no duty to update this information.

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                     685 Route 202/206 Bridgewater, NJ 08807
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com